EXTREME PACKET DEVICES INC.

                             1999 STOCK OPTION PLAN

                                PLAN DESCRIPTION
                                ----------------

1.       Purpose of the Plan

         The purpose of the 1999 Stock Option Plan is to develop the interest and incentive of eligible employees, directors and consultants of Extreme Packet Devices Inc. and its subsidiaries (the "Company") in the Company's growth and development by giving eligible employees, directors and consultants an opportunity to purchase common shares in the capital stock of the Company on a favourable basis, thereby advancing the interests of the Company, enhancing the value of the Common Shares for the benefit of all the shareholders and increasing the ability of the Company to attract and retain skilled and motivated individuals in the service of the Company.

         The Board of Directors has approved the terms of this Plan.

2.       Definitions

         In this Plan:

         (a) "Associate" has the meaning assigned by the Securities Act (Ontario), as amended from time to time;

         (b)   "Board of Directors" means the board of directors of the Company;

         (c) "Committee" means the appropriate compensation committee appointed by the Board of Directors to administer the Plan. All references in the Plan to the Committee means the Board of Directors if no Committee has been appointed;

         (d) "Common Shares" means all of the issued and outstanding common shares of the Company or, in the event of an adjustment contemplated in Section 9 hereof, such other Common Shares to which a Participant may be entitled upon the exercise of an Option as a result of such adjustment;

         (e) "Consultant" means a service provider engaged to provide ongoing bona fide consulting services for the Company, spend a significant amount of their time and attention on the affairs and business of the Company and have a relationship with the Company that will permit them to be knowledgeable in respect of the business affairs of the Company;

         (f) "Date of Grant" means the date a Participant is granted an Option to purchase Option Shares;

         (g) "Director" means a person occupying the position of director on the Board of Directors;

         (h)   "Employee" means an employee of the Company or its subsidiaries;

         (i) "Exchange" means The Toronto Stock Exchange or, if the Common Shares are not then listed and posted for trading on The Toronto Stock Exchange, on such stock exchange on which such shares are listed and posted for trading as may be selected by the Committee;

         (j) "Exercise Date" means the date the Company receives from the Participant a completed Stock Option Purchase Form with payment for the Option Shares being purchased;

         (k)   "Insider" means:

               (i) an insider of the Company as defined by the Securities Act (Ontario) as amended from time to time, other than a person who falls within such definition solely by virtue of being a director or senior officer of a subsidiary of the Company; and

               (ii) an Associate of any person who is an insider by virtue of clause (i) of this definition;

         (l) "Fair Market Value" at any date in respect of the Common Shares shall be as determined by the Board of Directors from time to time based on the last price per share established in an arm's length equity transaction or the Option Price of the last Options granted pursuant to the Plan, whichever is the more recent, unless the Common Shares become listed and posted for trading on the Exchange, in which case the Fair Market Value shall be equal to the closing price of the Common Shares on the Exchange on the trading day immediately preceding the Date of Grant.

         (m) "Option" means an option to purchase Common Shares from the treasury of the Company granted to a Participant.

         (n) "Option Price" means the price per share at which a Participant may purchase Option Shares;

         (o) "Option Shares" means the Common Shares of the Company which a Participant is entitled to purchase under the Plan;

         (p) "Outstanding Issue" means the number of Common Shares that are outstanding immediately prior to any issuance of Option Shares, excluding Option Shares issued pursuant to the Plan during the preceding one year period;

         (q) "Participants" means Directors, Employees and Consultants to whom Option Shares are granted pursuant to the Plan and which remain outstanding and unexercised;

         (r)    "Plan" means the Extreme  Packet  Devices Inc. 1999 Stock Option
                Plan;

         (s) "Stock Option Agreement" means the stock option agreement to be entered into between the Company and a Participant of the Plan upon the grant of an Option to a Participant, and any other agreements entered into between the Company and a Participant relating to the terms and conditions of the Participant's Options;

         (t) "Stock Option Purchase Form" means the stock option purchase form to be executed by a Participant upon the exercise of an Option; and

         (u) "Vesting Period" means the period(s) referred to in Section 6 hereof that the Participant may purchase the Option Shares.


3.       Eligibility

         Participation in the Plan shall be limited to Participants who are designated from time to time by the Committee. Participation shall be voluntary and the extent to which any Participant shall be entitled to participate in the Plan shall be determined by the Committee.

4.       Number of Option Shares and Limitations on Issuance

         The aggregate number of Option Shares which may be reserved for issuance hereunder shall not exceed 25% of the Outstanding Issue, unless otherwise determined by the Board of Directors.

         No fractional shares may be purchased or issued hereunder. Subject to the foregoing, the number of Option Shares that a Participant is entitled to purchase under the Plan will be determined by the Committee.

         Notwithstanding the foregoing, in the event that the Common Shares become listed and posted for trading on the Exchange, the aggregate number of Option Shares which may be reserved for issuance hereunder shall not exceed the static number representing 25% of the Outstanding Issue at that time and the following restrictions shall also apply to this Plan as well as all other plans or stock option agreements to which the Company may be a party:

               (i)    the  aggregate   number  of  Option  Shares  reserved  for
                      issuance pursuant to Options granted to Insiders shall not exceed 10% of the Outstanding Issue;

               (ii) Insiders shall not be issued, within any one year period, a number of Option Shares which exceeds 10% of the Outstanding Issue;

               (iii) no Participant together with such Participant's Associates shall be issued, within any one year period, a number of Option Shares which exceeds 5% of the Outstanding Issue; and

               (iv) the number of Option Shares reserved for issuance pursuant to Options to any one Participant shall not exceed 5% of the Outstanding Issue.


5.       Price for Option Shares

         The Committee shall advise each Participant designated to participate in the Plan of the number of Option Shares such Participant is entitled to purchase and the Option Price at which the Option Shares may be purchased and the Vesting Period. The Option Price at which the Option Shares may be purchased under the Plan shall be fixed by the Committee based upon the Fair Market Value of the Common Shares of the Company.


6.       Vesting

         Unless otherwise specifically approved by the Board of Directors and agreed to in writing by the Company in the Stock Option Agreement to be executed by the Participant, the Options granted under the Plan must be exercised within a period of 5 years from the Date of Grant, failing which the Participant's right to purchase such Option Shares lapses. The vesting periods within this 5 year period during which Option Shares or a portion thereof vest and may be exercised by the Participant shall be as follows:

               (i) one-fourth of the Options granted shall vest on the first anniversary of the Date of Grant;

               (ii) one forty-eighth (1/48) of the Options granted shall vest on the first day of each month commencing on the first day of the month immediately following the first anniversary of the Date of Grant and ending on the first day of the thirty-sixth month following the first anniversary of the Date of Grant.


         Notwithstanding the vesting period set forth in the Stock Option Agreement, in the event that the Company or its shareholders receive and accept an offer to acquire all of the shares or substantially all of the assets of the Company, whether effected through an acqusition for cash or securities, and whether structured as a purchase, amalgamation, merger, arrangement or otherwise (in each case, a "Sale Transaction"), the board of directors may, in its sole discretion, deal with the Options issued under the Plan in the manner it deems fair and reasonable in light of the circumstances of the Sale Transaction. Without limiting the generality of the foregoing, in connection with a Sale Transaction, the board of directors may, without any action or consent required on the part of any Particpant, (i) deem any or all Options (vested or unvested) under the Plan to have been exercised and the Option Shares to have been tendered to the Sale Transaction, (ii) apply a portion of the Participant's proceeds from the closing of the Sale Transaction to the exercise price payable by that Participant for the exercise of his or her Options, (iii) cancel the Options and pay to a Participant the amount that the Participant would have received, after deducting the exercise price of the Options, had the Options been exercised, (iv) exchange unvested Options, or any portion of them, for options to purchase shares in the capital of the acquiror or any corporation which results from an amalgamation, merger or similar transaction involving the Company made in connection with the Sale Transaction or (v) take such other actions, and combinations of the foregoing actions, as it deems fair and reasonable under the circumstances.


7.       Payment

         The Participant from time to time and at any time after the vesting of any Options and prior to the lapse of such Options, may elect to purchase all or a portion of the Option Shares available for purchase by lump sum payment by delivering to the Company at its registered office, a completed Stock Option Purchase Form. Such Form shall specify the number of Option Shares the Participant desires to purchase and shall be accompanied by payment in full of the purchase price for such Option Shares. Payment may be made by cash, certified cheque, bank draft, money order or the equivalent payable to the order of Extreme Packet Devices Inc.


8.       Share Certificates

         Upon exercise of the Option and payment in full of the purchase price the Company shall cause to be delivered to the Participant within a reasonable period of time a duplicate certificate or certificates in the name of the Participant representing the number of Option Shares the Participant has purchased. The original share certificate(s) may be held in trust by the Company, to ensure compliance with the terms and conditions of the Plan and Stock Option Agreement, for delivery to the Participant in accordance with the Plan and Stock Option Agreement.


9.       Adjustment in Shares

         Appropriate adjustments in the number of Common Shares subject to the Plan and, as regards Options granted or to be granted, in the number of Common Shares optioned and in the Option Price, shall be made by the Committee to give effect to the adjustments in the number of Common Shares resulting from sub-divisions, consolidations or re-classification of the Common Shares or other relevant changes in the authorized or issued capital of the Company.

         Furthermore, in the event of any amalgamation, merger, arrangement or any similar change affecting the Company or its securities, the board of directors may, in its sole discretion, deal with the Options issued under the Plan in the manner it deems fair and reasonable in light of the circumstances of the change, including without limitation, taking any of the actions outlined in
Section 6 hereof and/or making such other adjustments to the number and kind of shares which thereafter may be offered and sold to Participants under the Plan as it may deem equitable.


10.      Termination Of Participant

            (a) Unless otherwise specifically approved by the Board of Directors and agreed to in writing by the Company in the Stock Option Agreement to be executed by the Participant, in the event that an Employee's employment or Consultant's services with the Company or any of its subsidiaries is terminated for any reason other than death or disability or a Director shall cease to be a Director on the Board for any reason other than death or disability, the Participant, may elect to purchase at the Option Price all or a portion of the remaining Option Shares that have vested at the time such employment, services or Board position is terminated at any time during the 60 day period, or such later date as determined by the Board, following the date of such termination of employment, services or of Board position (but in no event after the lapse of any Options held), and upon the expiry of such 60 day period, all unexercised Options held by the Participant shall lapse. For the purposes of this Plan, the transfer of the Employee's employment to the Company or to any subsidiary of the Company shall not be considered a termination of employment and the Employee's rights under the Option shall be the same as if such transfer had not occurred.

            (b) Unless otherwise specifically approved by the Board of Directors and agreed to in writing by the Company in the Stock Option Agreement to be executed by the Participant, in the event that an Employee's employment or Consultant's services with the Company or any of its subsidiaries is terminated by reason of death or disability or a Director shall cease to be a Director on the Board by reason of death or disability, the Participant, or the Participant's personal representatives may elect to purchase at the Option Price all or a portion of the remaining Option Shares that have vested at the time such employment, services or Board position is terminated at any time during the 90 day period, or such later date as determined by the Board, following the date of such termination of employment, services or of Board position (but in no event after the lapse of any Options held), and upon the expiry of such 90 day period, all unexercised Options held by the Participant shall lapse.

            (c) Unless otherwise specifically approved by the Board of Directors and agreed to in writing by the Company in the Stock Option Agreement to be executed by the Participant, in the event that a Participant's employment or services, as may be applicable, with the Company or any of its subsidiaries is terminated by the Company for Cause, where "Cause" shall mean any act or omission by the Participant which would in law permit an employer to, without notice or payment in lieu of notice, terminate the Participant's employment or services, and shall include without limitation the meaning attributed thereto in the employment agreement or consulting agreement, as may be applicable, of such Participant, the Company may, at its sole discretion, at any time within ninety
(90) days from the date of such termination, repurchase any Common Shares purchased by the Participant pursuant to the exercise of Options granted hereunder, at a price per Common Share equal to the Option Price per Common Share.

            (d) Unless otherwise specifically approved by the Board of Directors and agreed to in writing by the Company in the Stock Option Agreement to be executed by the Participant, in the event that a Participant's employment or services, as may be applicable, with the Company or any of its subsidiaries is terminated by the Company without Cause or by reason of death or disability, or such Participant resigns from the Company, the Company may, at its sole discretion, at any time within ninety (90) days from the date of such termination, repurchase any Common Shares purchased by the Participant pursuant to the exercise of Options granted hereunder at a price per Common Share equal to the greater of (i) fifty percent (50%) of the Fair Market Value of such Common Shares, and (ii) the Option Price per Common Share.


11.      Transfer and Assignment

         The Participant's rights under Options granted under the Plan are not assignable or transferable by the Participant or subject to any other alienation, sale, pledge or encumbrance by such Participant during the Participant's lifetime and therefore the Options are exercisable during the Participant's lifetime only by the Participant. The obligations of each Participant shall be binding on his or her heirs, executors and administrators.


12.      Employment, Consulting and Board Position Non-Contractual

         The granting of an Option to a Participant under the Plan does not confer upon the Participant any right to continue in the employment of the Company or any subsidiary of the Company or as a member of the Board of Directors, as the case may be, nor does it interfere in any way with the rights of the Employee or Consultant or of the Company's rights to terminate the
Employee's  employment  or  Consultants's   services  at  any  time  or  of  the
shareholders'   right  to  elect  directors.

13.      Rights and Obligations as Shareholders

         Participants shall not have any rights as a shareholder with respect to Option Shares until:

               (a)    full payment has been made to the Company;

               (b) a share certificate or share certificates have been duly issued; and

               (c) the Participant becomes a party to any existing unanimous shareholders' agreement and/or any other agreement or voting trust generally applicable to Employees and/or Consultants of the Company.

         Upon becoming a shareholder of the Company, a Participant may only be entitled to sell Common Shares in accordance with and subject to the terms of any existing unanimous shareholders' agreement and/or any other agreement or voting trust generally applicable to generally applicable to Employees and/or Consultants of the Company.


14.      Administration Of The Plan

         The Plan shall be administered by the Committee. The Committee shall have the power to interpret and construe the terms and conditions of the Plan and the Options. Any determination by the Committee shall be final and conclusive on all persons affected thereby unless otherwise determined by the Board of Directors. The day-to-day administration of the Plan may be delegated to such officers and employees of the Company or any subsidiary of the Company as the Committee shall determine.

15.      Financial Assistance

         The Committee may authorize the Company to lend or cause to be lent to Employees, Consultants or Directors such portion of the purchase price of the Option Shares under the Plan as an Employee, Consultant or Director may request and the Committee administering the Plan may approve. The terms and conditions of such loan which may be interest free, are to be determined by the Committee.


16.      Notices

         All written notices to be given by the Participant to the Company may be delivered personally or by registered mail, postage prepaid, addressed as follows:

         Extreme Packet Devices Inc.
         309 Legget Drive, Suite 204
         Kanata, Ontario
         K2K 3A3
         Attention: Secretary.

         Any notice given by the Participant pursuant to the terms of the Option shall not be effective until actually received by the Company at the above address. Any notice to be given to the Participant shall be sufficiently given if delivered personally (effective at the time of delivery), by facsimile transmission (effective one day after transmission) or by postage prepaid mail to the last address of the Participant on the records of the Company and shall be effective five days after mailing.


17.      Corporate Action

         Nothing contained in the Plan or in the Option shall be construed so as to prevent the Company or any subsidiary of the Company from taking corporate action which is deemed by the Company or the subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan.

18.      Amendments

         The Board of Directors of the Company shall have the right, in its sole discretion, to alter, amend or discontinue the Plan from time to time and at any time. No such amendment or discontinuation, however, may, without the consent of the Participant, alter or impair his rights or increase his obligations under the Plan. Any amendment to the Plan may require the prior approval of the Exchange and may require the approval of the Company's shareholders.


19.      Termination Of Plan

         Except as otherwise provided herein, Options may be granted only within the five year period from the date the Plan has been adopted by the Board of Directors of the Company.


20.      Governing Law

         The Plan is established under the laws of the Province of Ontario and the rights of all parties and the construction and effect of each provision of the Plan shall be according to the laws of the Province of Ontario and the laws of Canada applicable therein.


21.      Government Regulation

         The Company's obligation to issue and deliver Common Shares under any Option is subject to:

               (a) the satisfaction of all requirements under applicable securities law in respect thereof and obtaining all regulatory approvals as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof, including shareholder approval, if required;

               (b) the admission of such Common Shares to listing on any stock exchange on which Common Shares may then be listed; and

               (c) the receipt from the Participant of such representations, agreements and undertakings as to future dealings in such Common Shares as the Company determines to be necessary or advisable in order to safeguard against the violation of the securities law of any jurisdiction.

         In this connection, the Company shall take all reasonable steps to obtain such approvals and registrations as may be necessary for the issuance of such Common Shares in compliance with applicable securities law and for the listing of such Common Shares on any stock exchange on which such Common Shares are then listed.

         DATED this 27th day of May, 1999, as amended November ___, 1999.

         EXTREME PACKET DEVICES INC.


         Per:________________________________
         Authorized Officer